EXHIBIT 10.1

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is made and entered into as of November 20, 2019 (the “Effective Date”), by and among Genius Brands International, Inc. (the “Company”) and each of the holders of Series A Convertible Preferred Stock of the Company identified on the signature pages hereto (each, a “Preferred Holder” and collectively, the “Preferred Holders”).

WHEREAS, the Preferred Holders are holders of at least a majority of the outstanding shares of 0% Series A Convertible Preferred Stock of the Company (the “Preferred Shares”), the terms of which are set forth in the Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock of the Company filed with the Nevada Secretary of State on May 14, 2014 (the “Certificate of Designations”);

WHEREAS, capitalized terms used in this Agreement without definition have the respective meanings given to them in the Certificate of Designations;

WHEREAS, a dispute has arisen between the parties with respect to certain rights under the Certificate of Designations, as further described below, and the parties wish to settle all potential and actual issues arising therefrom.

NOW, THEREFORE, in consideration for the agreements and undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties hereto, the parties agree as follows:

1.                  Dispute. The parties acknowledge that a dispute has arisen between them with respect to the determination of the adjusted Conversion Price resulting from issuances of securities at prices less than the applicable Conversion Price pursuant to Section 7(a) of the Certificate of Designations and other matters relating to ownership of the Preferred Shares (the “Dispute”). The parties hereto desire to resolve the Dispute on the terms specified below.

2.                  Settlement. All parties hereto hereby agree to settle all claims, demands, or grievances of any kind whatsoever related to the Dispute that the Preferred Holders and the Company may have against each other as of the Effective Date.

3.                  Consideration for Settlement. In consideration of each party’s execution of this Agreement, the parties agree as follows:

(a)   The Company shall agree to an adjusted Conversion Price of $0.21 as of the Effective Date.

(b)   The Preferred Holders, constituting the Required Holders, hereby agree and consent to an amendment and restatement of the Certificate of Designations in the form attached attached hereto (the “Amended and Restated Certificate of Designations”).

(c)   The Securities Purchase Agreement, dated as of May 14, 2014, by and among the Preferred Holders and the other parties signatory thereto, is hereby terminated and deemed null and void with respect to the Preferred Holders.

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4.                  Release. Each Preferred Holder, on behalf of itself and each of its successors, assigns and affiliates, hereby releases and forever discharges the Company and each of its officers, directors, managers, members, shareholders, partners, employees, agents, successors, assigns and affiliates (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, costs, expenses (including attorneys’ fees), losses, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such party or any of its respective officers, directors, managers, members, shareholders, partners, employees, agents, successors, assigns or affiliates now has, have ever had or may hereafter have against any Releasee except for those that relate to the enforcement of this Agreement or their rights solely as a security holder after the Effective Date.

5.                  Covenant Not to Sue. To the maximum extent permitted by law, the parties covenant not to initiate or exercise any litigation or arbitration proceeding under the Certificate of Designations or to otherwise sue or to institute or cause to be instituted any kind of claim or action with respect to the Dispute (except to enforce this Agreement) in any federal, state or local agency or court against any of the Releasees arising out of the matters covered in this Agreement.

6.                  Filing of Form 8-K. Prior to 9:00 am ET on the next business day following the Effective Date, the Company shall issue a Current Report on Form 8-K disclosing the material terms of this Agreement, which shall include this form of Agreement and the Amended and Restated Certificate of Designations.

7.                  Severability/Interpretation. In the event that any paragraph, subparagraph or provision of this Agreement shall be determined to be contrary to governing law or otherwise unenforceable, all remaining portions of this Agreement shall be enforced to the maximum extent permitted by law; the unenforceable paragraph, subparagraph or provision shall first be construed or interpreted, if possible, to render it enforceable and, if that is not possible, then the provision shall be severed and disregarded, and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.

8.                  Counterparts. The parties agree that signatures to the Agreement may be by facsimile signature page and in counter-parts. The parties further warrant that the person executing this Agreement on behalf of each of them does so with full authority to represent and bind them to the fullest extent of the law.

9.                  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

10.              Entire Agreement/Amendment. Except as otherwise set forth herein, this Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof and is intended by the parties as a complete and exclusive statement thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and legal representatives. This Agreement shall not be amended or modified except by a written instrument executed by all the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the Effective Date.

GENIUS BRANDS INTERNATIONAL, INC.

By:	/s/ Michael Jaffa
Name:	Michael Jaffa
Title:	General Counsel

[Preferred Holder Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the Effective Date.

Andrew Heyward & Amy Heyward JTWROS
[Print Name of Preferred Holder]

/s/ Andrew Heyward
[Signature]

Name: Andrew Heyward
Title: President

Number of Preferred Shares Held:
100

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the Effective Date.

Silverado Holdings LDC
[Print Name of Preferred Holder]

/s/ Simon Chehebar
[Signature]

Name: Simon Chehebar
Title: President

Number of Preferred Shares Held:
334

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the Effective Date.

Hana Resources (Bahamas), LTD
[Print Name of Preferred Holder]

/s/ Moises Chehebar
[Signature]

Name: Moises Chehebar
Title: President

Number of Preferred Shares Held:
333

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the Effective Date.

ECL MSSB FBO: Leister Capital Limited
[Print Name of Preferred Holder]

/s/ Moises Chehebar
[Signature]

Name: Moises Chehebar
Title: President

Number of Preferred Shares Held:
333

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EXHIBIT A

Form of Amended and Restated Series A Preferred Stock Certificate of Designations

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